Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports First Quarter 2014 Results

OKLAHOMA CITY (May 7, 2014) Gulfport Energy Corporation (NASDAQ: GPOR) today reported financial and operational results for the first quarter of 2014 and provided an update on its 2014 activities.

Financial and Operational Highlights

•	Produced oil and natural gas sales volumes of 2,437,851 barrels of oil equivalent (“BOE”), or 27,087 barrels of oil equivalent per day (“BOEPD”), in the first quarter of 2014, as compared to 575,543 BOE, or 6,395 BOEPD in the first quarter of 2013 and 1,533,480 BOE, or 16,668 BOEPD in the fourth quarter of 2013.

•	Recorded net income of $82.6 million, or $0.96 per diluted share, in the first quarter of 2014, as compared to $24.3 million, or $0.30 per diluted share, in the fourth quarter of 2013.

•	Reported adjusted net income of $16.7 million, or $0.20 per diluted share, in the first quarter of 2014.

•	Generated $192.8 million of EBITDA in the first quarter of 2014, as compared to $90.7 million in the fourth quarter of 2013.

•	Reduced unit lease operating expense for the first quarter of 2014 to $4.77 per BOE, as compared to $5.45 per BOE in the fourth quarter of 2013.

•	Increased its acreage position by 13,000 net acres in the Utica Shale, bringing the Company’s total acreage position to approximately 179,000 net acres under lease.

•	Grizzly Oil Sands ULC (“Grizzly”), a company in which Gulfport holds an approximate 25% equity interest, achieved first bitumen production at its first SAGD facility at Algar Lake.

•	Nine rigs are currently active in Gulfport’s core operating areas, with seven horizontal rigs in the Utica Shale and two rigs in Southern Louisiana.

Financial Results

For the first quarter of 2014, Gulfport reported net income of $82.6 million on oil and natural gas revenues of $117.9 million, or $0.96 per diluted share. For the first quarter of 2014, EBITDA (as defined below) was $192.8 million and cash flow from operating activities before changes in working capital was $141.1 million.

Gulfport’s 2014 first quarter financial results include an aggregate non-cash loss of $8.7 million due to a hedge ineffectiveness. Excluding the impact of the hedge ineffectiveness, oil and natural gas revenues for the first quarter of 2014 would have been $126.5 million. Gulfport’s 2014 first quarter financial results also include an aggregate gain of $48.8 million in connection with Gulfport’s equity interest in Diamondback Energy, Inc. (“Diamondback”), a NASDAQ Global Select Market listed company, and an aggregate gain of $84.8 million in connection with the sale of certain equity interests by Blackhawk Midstream LLC, an entity in which Gulfport owns a 50% interest. In addition, Gulfport’s

2014 first quarter financial results include an aggregate expense of $1.8 million in connection with a non-recurring retirement expense and an aggregate loss of $18.0 million in connection with a litigation settlement. Associated with this taxable income was $10.0 million of income tax expense. Excluding the effects of these items, adjusted net income for the first quarter of 2014 would have been $16.7 million, or $0.20 per diluted share.

Production

For the first quarter of 2014, net production was 726,720 barrels of oil, 7,661,819 thousand cubic feet (“MCF”) of natural gas and 18,234,754 gallons of natural gas liquids (“NGL”), or 2,437,851 BOE. Net production for the first quarter of 2014 by region was 1,895,608 BOE in the Utica Shale, 302,463 BOE at West Cote Blanche Bay, 217,344 BOE at Hackberry and an aggregate of 22,436 BOE in the Bakken, Niobrara and other areas.

Gulfport’s 2014 first quarter realized prices include an aggregate non-cash loss of $8.7 million due to a hedge ineffectiveness. Before the impact of derivatives, realized prices for the first quarter of 2014 were $98.26 per barrel of oil, $4.98 per MCF of natural gas and $1.43 per gallon of NGL, for a total equivalent of $55.66 per BOE.

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	1Q2014	1Q2013
Production Volumes:
Oil (MBbls)	727	517.0
Natural gas (MMcf)	7,662	319.7
NGL (MGal)	18,235	223.1
Oil equivalents (MBOE)	2,438	575.5
Average Realized Prices
(before the impact of derivatives):
Oil (per Bbl)	$98.26	$110.60
Natural gas (MMcf)	$4.98	$4.59
NGL (per Gal)	$1.43	$1.45
Oil equivalents (BOE)	$55.66	$102.45
Average Realized Prices:
(including cash-settlement of derivatives and excluding non-cash hedge ineffectiveness):
Oil (per Bbl)	$96.73	$110.60
Natural gas (MMcf)	$3.93	$4.59
NGL (per Gal)	$1.43	$1.45
Oil equivalents (BOE)	$51.90	$102.45
Average Realized Prices:
Oil (per Bbl)	$100.97	$102.68
Natural gas (MMcf)	$2.39	$4.59
NGL (per Gal)	$1.43	$1.45
Oil equivalents (BOE)	$48.35	$95.34

Subsequent to the first quarter of 2014, net production for the month of April 2014 averaged approximately 24,769 BOEPD. April production was negatively impacted due to 14 wells being taken offline for ongoing completion activities in the Utica Shale.

Derivatives

The table below sets forth the Company’s hedging positions as of May 7, 2014.

GULFPORT ENERGY CORPORATION

COMMODITY DERIVATIVES—HEDGE POSITION AS OF MAY 7, 2014

(Unaudited)

	Quarter Ending
	2Q2014	3Q2014	4Q2014
Oil (MBbls):
Swap contracts
Volume	182	184	184
Price	$101.50	$101.50	$101.50
Natural gas (MMcf):
Swap contracts
Volume	11,830	14,260	14,260
Price	$4.05	$4.07	$4.07

	Year Ending, December 31
	2014	2015	2016
Oil (MBbls):
Swap contracts
Volume	910	—	—
Price	$102.79	—	—
Natural gas (MMcf):
Swap contracts
Volume	48,560	54,750	9,380
Price	$4.06	$4.08	$4.02
Swaption contracts
Volume	—	9,125	3,025
Price	—	$4.10	$4.10

Operational Update

Utica Shale

In the Utica Shale, Gulfport spud nine gross (7.5 net) wells during the first quarter of 2014. In addition, Gulfport returned to seven gross (4.7 net) wells during the first quarter of 2014 that were spud as part of our 2013 top-hole program. At present, Gulfport has seven horizontal rigs drilling in the play.

Since March 2014, Gulfport has increased its acreage position in the core of the play, adding approximately 13,000 net acres, bringing the Company’s total acreage position to approximately 180,000 gross (179,000 net) acres under lease in the Utica Shale.

Canadian Oil Sands

In the Canadian Oil Sands, Grizzly achieved first bitumen production at its SAGD facility at Algar Lake during the first quarter of 2014. Grizzly currently has all ten well pairs on full steam circulation and averaged approximately 275 barrels of bitumen production per day during April 2014. Grizzly continues to see the production ramp as expected during steam circulation and currently anticipates the first phase of this facility to reach its peak production potential of approximately 6,200 barrels of bitumen per day in the second quarter of 2015. In addition, Grizzly’s Windell rail transloading facility at Conklin, Alberta commenced operations during the first quarter of 2014 and the first load of bitumen from Algar Lake was hauled by truck to the Windell terminal for sales.

Southern Louisiana

At its West Coast Blanche Bay and the Hackberry fields, Gulfport drilled nine wells during the first quarter of 2014, completing four wells as productive with four waiting on completion at the end of the quarter. One well was nonproductive. In addition, Gulfport performed 38 recompletions at the fields. At present, Gulfport has two rigs active in Southern Louisiana drilling ahead on the thirteenth and fourteenth wells of 2014.

2014 Guidance

Gulfport currently estimates full year 2014 average daily production to be in the range of 37,000 BOEPD to 42,000 BOEPD. Capital expenditures for exploration and production activities in 2014 are estimated to be in the range of $715 million to $767 million. Additionally, Gulfport anticipates spending approximately $375 million to $425 million on leasehold acquisitions in the Utica Shale during 2014.

GULFPORT ENERGY CORPORATION

COMPANY GUIDANCE

Year Ending
12/31/2014
Forecasted Production (BOE per day)
Utica	31,500 - 36,500
South Louisiana	~5,500

Average Daily Oil Equivalent	37,000 - 42,000
Total Equivalent - MMBOE	13.51 - 15.33
Projected Cash Operating Costs per BOE
Lease Operating Expense - $/BOE	$3.50 - $4.50
Transportation, Processing & Marketing - $/BOE	$3.50 - $4.00
Production Taxes - % of Revenue	4% - 6%
General and Administrative - $/BOE	$1.50 - $2.50
Interest - $MM/Quarter	$4.0 - $4.5
Depreciation, Depletion and Amortization per BOE	$21.00 - $24.00
Budgeted Capital Expenditures - In Millions:
Utica	$634 - $676
Southern Louisiana	$66 - $71
Grizzly	$15 - $20

Total Budgeted E&P Capital Expenditures	$715 - $767
Budgeted Leasehold Expenditures - In Millions:	$375 - $425

Bank Redetermination

Gulfport recently completed its spring redetermination under its revolving credit facility which resulted in its borrowing base increasing from $150 million to $275 million, effective April 23, 2014. In connection with this process, Gulfport is pleased to announce that Barclays Bank PLC and Wells Fargo Bank, N.A. have joined The Bank of Nova Scotia, Amegy Bank National Association, Key Bank National Association, Credit Suisse AG, Iberiabank and Associated Bank, N.A. as part of the Company’s expanded lender group.

Management Comments

Michael G. Moore, the Company’s Chief Executive Officer and President, commented, “One of my top priorities since taking over my position as Chief Executive Officer was to challenge the management team to prudently consider the balance between near-term growth and long-term value. Ultimately, the team concluded a more measured, methodical approach to the development program in the Utica was needed. As a result, we currently anticipate year-over-year production volume growth of 228% to 272%, for 2014 as compared to 2013, which continues to be an industry leading metric when compared to our peers. By shifting our focus to a more managed, methodical strategy, our team firmly believes we will maximize the life and recovery of our wells, create a more efficient development plan and ultimately provide consistent long-term results that maximize stockholder value.”

Presentation

An updated presentation has been posted to the Company’s website. The presentation can be found at www.gulfportenergy.com under the “Webcasts & Presentations” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will hold a conference call on Thursday, May 8, 2014 at 8:00 a.m. CDT to discuss its first quarter 2014 financial and operational results and to provide an update on the Company’s recent activities. Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 877-291-1287 or 973-409-9250 for international callers. The passcode for the call is 29427027. A replay of the call will be available for two weeks at 855-859-2056 or 404-537-3406 for international callers. The replay passcode is 29427027. The webcast will be archived on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy Corporation is an Oklahoma City-based independent oil and natural gas exploration and production company with its principal producing properties located in the Utica Shale of Eastern Ohio and along the Louisiana Gulf Coast. In addition, Gulfport holds a sizeable acreage position in the Alberta Oil Sands in Canada through its 25% interest in Grizzly Oil Sands ULC and has an equity interest in Diamondback Energy, Inc., a NASDAQ Global Select Market listed company.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax expense, accretion expense and depreciation, depletion and amortization. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activities before changes in operating assets and liabilities. Adjusted net income available is a non-GAAP financial measure equal to pre-tax net income plus loss from hedge ineffectiveness and a one-time retirement expense, net of capitalization, less income in connection with Gulfport’s equity interest in Diamondback, Blackhawk income on equity investment, loss on litigation settlement and income tax expense. The Company has presented EBITDA because it uses EBITDA as an integral part of its internal reporting to measure its performance and to evaluate the performance of its senior management. EBITDA is considered an important indicator of the operational strength of the Company’s business. EBITDA eliminates the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that EBITDA provides useful information to its investors regarding its performance and overall results of operations. EBITDA, adjusted net income, and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

Investor & Media Contact:

Paul Heerwagen

pheerwagen@gulfportenergy.com

405-242-4888

Jessica Wills

jwills@gulfportenergy.com

405-242-4421

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2014	2013
	(In thousands, expect share data)
Revenues:
Oil and condensate sales	$73,377	$53,080
Gas sales	18,349	1,466
Natural gas liquids sales	26,136	324
Other income	167	130

	118,029	55,000

Costs and expenses:
Lease operating expenses	11,629	5,172
Production taxes	6,957	6,870
Midstream transportation, processing and marketing	7,769	417
Depreciation, depletion and amortization	56,877	22,583
General and administrative	9,511	4,412
Accretion expense	188	175
(Gain) loss on sale of assets	(11)	427

	92,920	40,056

INCOME FROM OPERATIONS:	25,109	14,944

OTHER (INCOME) EXPENSE:
Interest expense	3,885	3,479
Interest income	(106)	(79)
Litigation settlement	18,000	—
Income from equity method investments	(128,475)	(61,210)

	(106,696)	(57,810)

INCOME BEFORE INCOME TAXES	131,805	72,754
INCOME TAX EXPENSE	49,247	28,195

NET INCOME	$82,558	$44,559

NET INCOME PER COMMON SHARE:
Basic net income per share	$0.97	$0.61

Diluted net income per share	$0.96	$0.61

Basic weighted average shares outstanding	85,259,407	72,830,215
Diluted weighted average shares outstanding	85,738,626	73,334,848

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA AND CASH FLOW

(Unaudited)

	Three Months Ended March 31,
	2014	2013
	(In thousands)
Net Income	$82,558	$44,559
Interest expense	3,885	3,479
Income tax expense	49,247	28,195
Accretion expense	188	175
Depreciation, depletion, and amortization	56,877	22,583

EBITDA	$192,755	$98,991

	Three Months Ended March 31,
	2014	2013
	(In thousands)
Cash provided by operating activity	$156,150	$35,007
Adjustments:
Changes in operating assets and liabilities	(15,043)	693

Operating Cash Flow	$141,107	$35,700

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED NET INCOME

(Unaudited)

Three Months Ended March 31,
2014
(In thousands)
Pre-tax net income	$131,805
Adjustments:
Loss from hedge ineffectiveness	8,665
One time retirement expense, net of capitalization	1,803
Diamondback income on equity investment	(48,766)
Blackhawk income on equity investment	(84,787)
Loss on litigation settlement	18,000

Pre-tax net income excluding adjustments	$26,720

Tax expense excluding adjustments	9,983
Adjusted net income	$16,737

Adjusted net income per common share:
Basic	$0.20

Diluted	$0.20

Basic weighted average shares outstanding	85,259,407
Diluted weighted average shares outstanding	85,738,626